EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-8 of our report dated June 24, 1996 relating to the consolidated balance sheet of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996 and the consolidated statements of earnings, cash flows and stockholders' equity for the two years ended March 31, 1996 (not presently presented separately therein).



Deloitte & Touche LLP

Seattle, Washington
June 30, 1997